As filed with the Securities and Exchange Commission on April 21, 1997
                                                      REGISTRATION NO. 333-25051

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                           THE COOPER COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                     THE COOPER COMPANIES, INC.              94-2657368
 (State or Other Jurisdiction      6140 STONERIDGE MALL ROAD, SUITE 590      I.R.S. Employer
of Incorporation or Organization)    PLEASANTON, CALIFORNIA 94588          (Identification Number)
                                            (510) 460-3600

                        (Address, including ZIP code, and
                     telephone number, including area code,
                  of registrant's principal executive offices)
                                CAROL R. KAUFMAN
                   VICE PRESIDENT OF LEGAL AFFAIRS, SECRETARY
                        AND CHIEF ADMINISTRATIVE OFFICER
                           THE COOPER COMPANIES, INC.
                      6140 STONERIDGE MALL ROAD, SUITE 590
                          PLEASANTON, CALIFORNIA 94588
                                 (510) 460-3600
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)
                                ----------------
                                   COPIES TO:
                             TRACY K. EDMONSON, ESQ.
                             LAURA L. GABRIEL, ESQ.
                                LATHAM & WATKINS
                        505 Montgomery Street, Suite 1900
                         San Francisco, California 94111
                                 (415) 391-0600
                                ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                ----------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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Information  contained   herein   is  subject  to  completion  or  amendment.  A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS

                              SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED APRIL 21, 1997


                                2,500,000 SHARES


                           THE COOPER COMPANIES, INC.
                                  Common Stock

        The Cooper Companies, Inc. (the "Company"), directly or though agents, dealers or underwriters designated from time to time, may offer, issue and sell, in one or more series or issuances, up to an aggregate of 2,500,000 shares of its common stock, $.10 par value per share ("Common Stock"), together with the Rights ("Rights") to acquire the Company's Series A Junior Participating Preferred Stock that are attached to and trade with the Common Stock. The Common Stock and the Rights are herein collectively referred to as the "Securities". The Securities may be offered in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

        The Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") and the Pacific Stock Exchange (the "PSE"). Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE and the PSE. On April 18, 1997 the last reported sale price for the Common Stock of the Company as reported on the NYSE Composite Tape was $18.50 per share.


        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ------------------------

        The Securities may be offered by the Company directly to one or more purchasers, through agents designated from time to time by the Company, to or through underwriters or dealers or through a combination of such methods. If any agents, dealers or underwriters are involved in the sale of any of the Securities, the names of such agents, dealers or underwriters, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the Prospectus Supplement. See "Plan of Distribution." This Prospectus may not be used to consummate sales of Securities without delivery of a Prospectus Supplement describing the method and terms of the offering of such Securities.

                          ------------------------

               The date of this Prospectus is ______________, 1997.

                          ------------------------

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                              AVAILABLE INFORMATION

        The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") with respect to the Securities. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about the Company and the Securities, please refer to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission upon payment of the prescribed fees. Statements contained in this Prospectus as to the contents of any agreement or other document referred to herein or therein are qualified by reference to the copy of such agreement or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

        The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants who file with the Commission and certain of the Company's filings are available at such web site: http://www.sec.gov. In addition, the Common Stock is listed on the NYSE and the PSE and such information can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and the PSE, 301 Pine Street, San Francisco, California 94104.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents filed by the Company under the Exchange Act with the Commission are incorporated herein by reference.

       (a) Annual Report on Form 10-K for the fiscal year ended October 31, 1996 (the "1996 10-K");

       (b) The portions of the Company's 1996 Annual Report to Stockholders that have been incorporated by reference into the 1996 10-K;

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       (c) The portions of the Company's  Proxy Statement for its Annual Meeting
           of Stockholders held March 25, 1997 that have been incorporated by reference into the 1996 10-K;

       (d) Quarterly Report on Form 10-Q for the quarter ended January 31, 1997;

       (e) Current Reports on Form 8-K dated January 10, 1997, January 30, 1997, February 10, 1997, February 25, 1997, March 18, 1997, March 26, 1997
           and April 7, 1997; and

       (f) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on October 28, 1983 and the description of the Company's Rights contained in the Company's Registration Statement on Form 8-A filed on November 12, 1987.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        A copy of any or all of the documents incorporated or deemed to be incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference therein) will be provided without charge to any person to whom a copy of this Prospectus is delivered, upon written or oral request. Copies of this Prospectus, as amended or supplemented from time to time, and any other documents (or parts of documents) that constitute part of this Prospectus under Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), will also be provided without charge to each such person, upon written or oral request. Requests for such copies should be addressed to the Vice President of Legal Affairs of the Company, 6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588 (telephone number:
(510) 460-3600).

                           FORWARD-LOOKING STATEMENTS

        This Prospectus and the documents incorporated by reference herein contain projections and other forward-looking statements within the meanings of
Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve risks and uncertainties. Actual results could differ materially from these projections as a result of certain factors, including major changes in business conditions and the economy in general, loss of key members of senior management, new competitive inroads, costs to integrate acquisitions, dilution to earnings and/or earnings per share associated with acquisitions and/or stock issuances, decisions to invest in research and development projects, regulatory issues, unexpected changes in reimbursement rates

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and payer mix,  unforeseen litigation,  costs  associated  with  potential  debt restructuring, decisions to divest businesses and the cost of acquisition activity, particularly if a large acquisition is not completed. Future results are also dependent on each business unit meeting specific objectives.

                                   THE COMPANY

        The Company, through its primary subsidiaries (CooperVision, Inc., CooperSurgical, Inc. and Hospital Group of America, Inc.), develops, manufactures and markets healthcare products, including a range of contact lenses and diagnostic and surgical instruments, equipment and accessories, and provides healthcare services through the ownership and operation of certain psychiatric facilities. The principal executive offices of the Company are located at 6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588,
(510) 460-3600.

                                  RISK FACTORS

PRICE VOLATILITY AND SHARES AVAILABLE FOR FUTURE SALE

        The market price of the Common Stock may be subject to significant fluctuations in response to, among other things, the factors discussed above under "Forward-Looking Statements," variations in quarterly operating results, failure to meet published estimates of, or changes in earnings estimates by, the Company or securities analysts, and other factors. In addition, the securities markets have experienced significant price and volume fluctuations from time to time in recent years that have often been unrelated or disproportionate to the operating performance of particular companies. These broad fluctuations could affect the market price of the Common Stock.

        The Company has outstanding options to purchase approximately 770,000 shares of Common Stock, approximately 480,000 of which are currently exercisable. If these options are exercised, the issuance of such shares of Common Stock would dilute the proportionate voting power and equity interests of the holders of Common Stock offered hereby. In addition, sales of substantial amounts of Common Stock, including the sale by the Company of all or a substantial portion of the shares of Common Stock registered hereunder, or the sale by Cooper Life Sciences ("CLS") of all or a substantial portion of the approximately 1,400,000 shares of Common Stock it beneficially owns (which are registered for resale on a registration statement under the Securities Act), or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock.

SIGNIFICANT STOCKHOLDER

        CLS currently owns 11.5% of the Company's issued and outstanding shares of Common Stock. In addition, pursuant to a settlement agreement with the Company entered into on June 14, 1993, CLS has the right to designate two of the eight members of the Company's Board of Directors so long as CLS owns at least 800,000 shares of Common Stock, and one director so long as CLS owns at least 333,333 shares of Common Stock. A third member of the Company's Board of Directors, Moses Marx, owns a majority of the outstanding stock of CLS. By virtue of their representation on the Company's Board of Directors and CLS' significant

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


ownership of Common Stock, CLS and Mr. Marx may have significant influence over the affairs of the Company.


                                 USE OF PROCEEDS

        Except as otherwise provided in the Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, which may include but are not limited to working capital, capital expenditures, repayment or refinancing of indebtedness and acquisitions. When a particular series of Securities is offered, the relevant Prospectus Supplement will set forth the Company's intended use for the net proceeds received from the sale of such Securities. Pending the application of the net proceeds, the Company expects to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

                              PLAN OF DISTRIBUTION

        The Company may sell the Securities to one or more underwriters for public offering and sale by them and may also sell the Securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the Securities will be named in the applicable Prospectus Supplement. The Company has reserved the right to sell the Securities directly to investors on its own behalf in those jurisdictions where and in such manner as it is authorized to do so.

        The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Sales of the Securities offered hereby may be effected from time to time in one or more transactions on the NYSE or the PSE or in negotiated transactions or a combination of such methods. The Company may also, from time to time, authorize dealers, acting as the Company's agents, to offer and sell the Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of the Securities, underwriters may receive compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any such underwriter, dealer or agent will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement. Unless otherwise indicated in a Prospectus Supplement, an agent will be acting on a best efforts basis and a dealer will purchase Securities as a principal and may then resell such Securities at varying prices to be determined by the dealer.

        Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of the Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized

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by them on resale of the Securities may be deemed to be  underwriting  discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

        To facilitate an offering of a series of Securities, certain persons participating in any such offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Securities. This may include over-allotments or short sales of the Securities, which involves the sale by persons participating in the offering of more Securities than have been sold to them by the Company. In such circumstances, such persons would cover such over-allotments or short positions by purchasing Securities in the open market or by exercising the over-allotment option, if any, granted to such persons. In addition, such persons may stabilize or maintain the price of the Securities by bidding for or purchasing Securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if the Securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

        Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                  LEGAL MATTERS

        Certain legal matters with respect to the Securities offered hereby will be passed upon for the Company by Latham & Watkins, San Francisco, California. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable Prospectus Supplement.

                                     EXPERTS

        The consolidated financial statements and schedule of The Cooper Companies, Inc. and subsidiaries, the consolidated financial statements and schedule of Hospital Group of America, Inc. and subsidiaries and the financial statements and schedule of CooperSurgical, Inc. as of October 31, 1996 and 1995 and for each of the years in the three-year period ended October 31, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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================================================================================

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREAFTER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

             ------------

           TABLE OF CONTENTS

                                    PAGE

Available Information.................2
Incorporation of Certain
  Information by Reference............2
Forward-Looking Statements............3
The Company...........................4
Risk Factors..........................4
Use of Proceeds.......................5
Plan of Distribution..................5
Legal Matters.........................6
Experts...............................6

             ------------



                                2,500,000 Shares


                           THE COOPER COMPANIES, INC.


                                  COMMON STOCK


                               ------------------

                                   PROSPECTUS

                               ------------------



                               ____________, 1997


================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The expenses to be paid by the Company in connection with the distribution of the Securities being registered are set forth in the table below. All amounts are estimates except the Securities Act registration fee.

Securities Act Registration Fee.......................................   $14,873
Accounting Fees and Expenses..........................................    50,000
Legal Fees and Expenses (other than Blue Sky).........................   100,000
Blue Sky Fees and Expenses............................................    15,000
Printing Expenses.....................................................    75,000
Transfer Agent Fees and Expenses......................................    10,000
Miscellaneous.........................................................    35,127

Total.................................................................  $300,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


        The Company is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit.

        Article X of the Company's Certificate of Incorporation, as amended, provides that a director shall not be liable to the Company or its stockholders for monetary damages for breach of duty as a director, except under the circumstances listed in (i) through (iv) above and further provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

        Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be

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


in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

        Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

        Paragraph (b) of Article X of the Company's Certificate of Incorporation, as amended, provides that each person who was or is made a party to or is threatened to be made party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) while serving in such capacity shall, except in certain lawsuits initiated by such persons, be indemnified and held harmless by the Company, to the full extent authorized by the Delaware General Corporation Law, as in effect (or, to the extent authority for indemnification is broadened, as it may be amended) against all expense, liability or loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. Paragraph (b) further provides that rights conferred thereby shall be contract rights and shall include the right to be paid by the Company the expenses incurred in defending the proceedings specified above, in advance of their final disposition, provided that, if the DGCL so requires, such payment shall only be made upon delivery to the Company by the indemnified party of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person receiving such payments is not entitled to be indemnified under Paragraph (b) or otherwise. Paragraph (b) provides that the Company may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors, officers and employees.

        Paragraph (b) provides that persons indemnified thereunder may bring suit against the Company to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such suit shall be reimbursed by the Company. Paragraph (b) further provides that while it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under the DGCL, the burden of proving the defense shall be on the Company and neither the failure of the Company's Board of Directors to have made a determination that indemnification is proper, nor an actual determination by the Board of Directors that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        Paragraph (b) provides that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or acquire under any statute, provision of the Company's Certificate of Incorporation or By-Laws, or otherwise.

        Paragraph (b) also provides that the Company may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

        Finally, Paragraph (b) provides that the Company may enter into indemnification contracts consistent with its provisions. However, the existence of a contract is not a precondition to indemnification under Paragraph (b).

        Article VII, Section 7 of the By-Laws of the Company provides:

        "The Corporation shall indemnify, to the extent permitted by the General Corporation Law of Delaware as amended from time to time, (a) each of its present and former officers and Directors, and (b) each of its present or former officers, Directors, agents or employees who are serving or have served at the request of this corporation as an officer, Director or partner (or in any similar position) of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether by or in the right of this corporation by a third party or otherwise, to which such person is made a party or threatened to be made a party by reason of such office in this Corporation or in another corporation, partnership, joint venture, trust or other enterprise. Such indemnification shall inure to the benefit of the heirs, executors and administrators of any indemnified person.

        To the extent permitted by the General Corporation Law of Delaware, under general or specific authority granted by the Board of Directors,
        (a) this Corporation by specific action of the Board of Directors may furnish such indemnification to its agents and employees with respect to their activities on behalf of this Corporation; (b) this Corporation by specific action of the Board of Directors may furnish such indemnification to each present or former officer, director, employee or agent of a constituent corporation absorbed in a consolidation or merger with this Corporation and to each officer, director, agent or employee who is or was serving at the request of such constituent corporation as an officer, director, agent or employee of another corporation, partnership, joint venture, trust or other enterprise; and (c) this corporation may purchase and maintain indemnification insurance on behalf of any of the officers, directors, agents or employees whom it is required or permitted to indemnify as provided in this Article."

        The Company maintains insurance covering itself and its officers and directors against certain liabilities incurred in their capacities as such.


ITEM 16.  EXHIBITS

        The  following   documents  are  filed  as  part  of  this  Registration
Statement.

EXHIBIT NUMBER               DESCRIPTION

       *1.1                  Form of Underwriting Agreement

        4.1 Restated Certificate of Incorporation, as amended, incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-3 No. 33-17330.

        4.2 Certificate of Amendment of Restated Certificate of Incorporation dated September 21, 1995, incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995.

        4.3 Amended and Restated By-Laws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant's Report on Form 8-A dated January 18, 1994.

        4.4 Rights Agreement, dated as of October 29, 1987, between the Registrant and The First National Bank of Boston, incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 1-8597) dated October 29, 1987.

        4.5 Amendment No. 1 to the Rights Agreement, dated as of June 14, 1993, between the Registrant and The First National Bank of Boston, incorporated by reference to Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1993.

        4.6 Amendment No. 2 to the Rights Agreement, dated as of January 16, 1995, between the Registrant and the First National Bank of Boston, incorporated by reference to Exhibit 4.6 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1994.

      **5.1                  Opinion of Latham & Watkins.

     **23.1 Consent of Latham & Watkins (included in its opinion filed as Exhibit 5.1).

       23.2                  Consent of KPMG Peat Marwick LLP.

     **24.1 Power of Attorney (included on page II-7 of this Registration Statement).

-------
* To be filed by amendment or incorporated by reference in connection with the applicable offering of the Securities.

** Previously Filed.

ITEM 17.  UNDERTAKINGS.

(a)    The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously discussed in the registration statement or any material change to such information in the registration statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on the 21st day of April, 1997.

                                  THE COOPER COMPANIES, INC.


                                   By:   /s/ Carol R. Kaufman
                                         -------------------------------------
                                         Carol R. Kaufman
                                         Vice President of Legal Affairs,
                                         Secretary and Chief
                                         Administrative Officer


                                POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                               Title                         Date


* A. Thomas Bender                    President, Chief Executive           April 21, 1997
--------------------                  Officer and Director (Principal
A. Thomas Bender                      Executive Officer)



* Robert S. Weiss                     Executive Vice President,            April 21, 1997
-------------------                   Treasurer and Chief Financial
Robert S. Weiss                       Officer and Director (Principal
                                      Financial Officer)

* Stephen C. Whiteford                Vice President and Corporate         April 21, 1997
------------------------              Controller (Principal Accounting
Stephen C. Whiteford                  Officer)


* Allan E. Rubenstein, M.D.           Chairman of the Board of Directors   April 21, 1997
-----------------------------
Allan E. Rubenstein, M.D.


* Michael H. Kalkstein                Director                             April 21, 1997
------------------------
Michael H. Kalkstein


* Donald Press                        Director                             April 21, 1997
----------------
Donald Press


* Moses Marx                          Director                             April 21, 1997
--------------
Moses Marx





* Steven Rosenberg                    Director                             April 21, 1997
--------------------
Steven Rosenberg


* Stanley Zinberg, M.D.               Director                             April 21, 1997
------------------------
Stanley Zinberg, M.D.

/s/ Carol R. Kaufman
------------------------
Carol R. Kaufman
as attorney-in-fact



                                  EXHIBIT INDEX

   EXHIBIT                         DESCRIPTION
    NUMBER
    *1.1       Form of Underwriting Agreement
     4.1       Restated Certificate of Incorporation,  as amended,  incorporated by  reference to Exhibit  4(a) to the  Registrant's  Registration
               Statement on Form S-3 No. 33-17330.
     4.2       Certificate of Amendment of Restated Certificate of Incorporation
               dated  September 21, 1995,  incorporated  by reference to Exhibit
               3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995
     4.3       Amended and Restated  By-Laws of the Registrant,  incorporated by reference to Exhibit 3.2 to the  Registrant's  Report on Form 8-A
               dated January 18, 1994.
     4.4       Rights  Agreement,  dated as of October  29,  1987,  between  the
               Registrant and The First National Bank of Boston, incorporated by reference to Exhibit 4.1 to the  Registrant's  Current  Report on
               Form 8-K (File No. 1-8597) dated October 29, 1987.
     4.5       Amendment  No. 1 to the  Rights  Agreement,  dated as of June 14,
               1993,  between  the  Registrant  and The First  National  Bank of
               Boston,   incorporated  by  reference  to  Exhibit  10.4  to  the
               Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1993.
     4.6       Amendment No. 2 to the Rights Agreement,  dated as of January 16,
               1995,  between  the  Registrant  and the First  National  Bank of
               Boston,   incorporated   by  reference  to  Exhibit  4.6  to  the
               Registrant's Annual Report on Form 10-K for the fiscal year ended
               October 31, 1994.

   **5.1       Opinion of Latham & Watkins.
  **23.1       Consent of Latham & Watkins (included in its opinion filed as
               Exhibit 5.1).

    23.2       Consent of KPMG Peat Marwick LLP.

  **24.1       Power  of Attorney (included on page II-7  of  this  Registration
               Statement).

------------
* To be filed by amendment or incorporated by reference in connection with the applicable offering of the Securities.

** Previously Filed.